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                                                                   EXHIBIT 10.29


                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


        This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the "Third Amendment") made as of January 1, 1997, between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Harvey J. Berger (the "Employee").

        The Company and the Employee have entered into an Employment Agreement dated as of January 1, 1992, as amended as of April 19, 1994 and June 30, 1994 (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

        NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

        I. TERMINATION OF EMPLOYMENT. The first clause of Section 2 of the Agreement is hereby amended to read as follows:

                "The term of the Employee's employment under this Agreement (the "term") commenced as of January 1, 1992 (the "Effective Date") and shall end on December 31, 2001 unless sooner terminated pursuant to Section 4 or 5 of this Agreement;"

        II. COMPENSATION. The first sentence of Section 3.1 is hereby amended to read as follows:

                "3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $300,000 per annum during the first year of the Term and increased each year thereafter as set forth below, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."


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        III.    DEFINITIONS. The definition of the "Company's Field of Interest"
in Section 16 (c) of the Agreement is hereby amended to read as follows:

                "The Company's 'Field of Interest' is: the discovery, development and commercialization of pharmaceutical products based on
        (a) intervention in signal transduction pathways; (b) gene and cell therapy; and (c) functional genomics."

        IV. This Third Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

        V. Except as modified by this Third Amendment, the Agreement remains in full force and effect and unchanged.

        IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.



                                    ARIAD PHARMACEUTICALS, INC.

                                    By: /s/ David T. Washburn
                                       -----------------------------------
                                       David T. Washburn
                                       Secretary


                                    EMPLOYEE


                                    /s/ Harvey J. Berger, M.D.
                                    -------------------------------------
                                    Harvey J. Berger, M.D.



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